Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191905 and 333-201141), Form F-3 (No. 333-211378) and Form F-3ASR (No. 333-221221) of Constellium N.V. of our report dated March 12, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Neuilly-sur-Seine, France

PricewaterhouseCoopers Audit

/s/ Cédric Le Gal

Cédric Le Gal

Partner

March 12, 2018